Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Amendment No. 1 to the Quarterly Report on Form 10-Q of Intellia Therapeutics, Inc. (the “Company”) for the period ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, John M. Leonard, M.D., President and Chief Executive Officer (Principal Executive Officer) of the Company, and Glenn Goddard, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 2, 2019

/s/ John M. Leonard
John M. Leonard, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Glenn Goddard
Glenn Goddard
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)